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                                                                  Exhibit (a)(4)


                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)
                                      OF
                            GIDDINGS & LEWIS, INC.
                                      AT
                               $19 NET PER SHARE
                                      BY
                               DSFA CORPORATION
                         A WHOLLY OWNED SUBSIDIARY OF
                        HARNISCHFEGER INDUSTRIES, INC.

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,  NEW YORK CITY
         TIME, ON FRIDAY, MAY 23, 1997, UNLESS THE OFFER IS EXTENDED.


To Our Clients:

  Enclosed for your consideration are an Offer to Purchase dated April 28, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, as either may be amended from time to time, together constitute the "Offer") in connection with the offer by DSFA Corporation, a Delaware corporation ("the Purchaser") and a wholly owned subsidiary of Harnischfeger Industries, Inc., a Delaware corporation ("Parent"), to purchase, upon the terms and subject to the conditions of the Offer, all outstanding shares of Common Stock, $.10 par value per share (the "Common Shares"), together with (unless and until the Purchaser declares that the Rights Condition (as defined in the Offer to Purchase) is satisfied) any associated Rights (as defined in the Offer to Purchase), of Giddings & Lewis, Inc., a Wisconsin corporation (the "Company"), at $19 per Common Share (and associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

  UNLESS THE RIGHTS CONDITION IS SATISFIED, SHAREHOLDERS WILL BE REQUIRED TO TENDER ONE RIGHT FOR EACH COMMON SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF COMMON SHARES. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF COMMON SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.

  THE ENCLOSED MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF COMMON SHARES AND/OR RIGHTS HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF COMMON SHARES AND/OR RIGHTS HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH COMMON SHARES AND/OR RIGHTS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER COMMON SHARES AND/OR RIGHTS HELD BY US FOR YOUR ACCOUNT.

  We request instructions as to whether you wish us to tender on your behalf any or all of the Common Shares and Rights held by us for your account, pursuant to the terms and conditions set forth in the Offer.

  Your attention is directed to the following:

    1. The tender offer price is $19 per Common Share (and associated Right), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

    2. The Offer is being made for all outstanding Common Shares together with any associated Rights.

    3. The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Friday, May 23, 1997, unless the Offer is extended.

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    4. THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (A) THERE BEING
       VALIDLY TENDERED PRIOR TO THE EXPIRATION OF THE OFFER AND NOT PROPERLY WITHDRAWN A NUMBER OF COMMON SHARES WHICH, WHEN ADDED TO THE COMMON SHARES BENEFICIALLY OWNED BY THE PURCHASER AND ITS AFFILIATES, CONSTITUTES AT LEAST A MAJORITY OF THE TOTAL VOTING POWER OF ALL SHARES OF CAPITAL STOCK OF THE COMPANY OUTSTANDING ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE, (B) THE RIGHTS HAVING BEEN REDEEMED BY THE BOARD OF DIRECTORS OF THE COMPANY OR THE PURCHASER BEING SATISFIED, IN ITS REASONABLE JUDGMENT, THAT THE RIGHTS HAVE BEEN INVALIDATED OR ARE OTHERWISE INAPPLICABLE TO THE OFFER AND THE PROPOSED MERGER (AS DEFINED IN THE OFFER TO PURCHASE), AND (C) THE PURCHASER BEING SATISFIED, IN ITS REASONABLE JUDGMENT, THAT THE RESTRICTIONS CONTAINED IN THE WISCONSIN BUSINESS COMBINATION LAW (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT APPLY TO THE ACQUISITION OF COMMON SHARES PURSUANT TO THE OFFER OR THE PROPOSED MERGER. SEE THE "INTRODUCTION" AND SECTION 14 ("CERTAIN CONDITIONS OF THE OFFER") AND SECTION 15 ("CERTAIN LEGAL MATTERS") IN THE OFFER TO PURCHASE. THE OFFER IS NOT CONDITIONED ON THE RECEIPT OF FINANCING.

    5. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal. Backup tax withholding at a 31% rate may be required, however, unless the required tax identification information is provided. See "Important Tax Information" contained in the Letter of Transmittal.

  If you wish to have us tender any or all of your Common Shares and Rights, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Common Shares and Rights, all such Common Shares and Rights will be tendered unless otherwise specified on the instruction form contained in this letter. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER COMMON SHARES AND RIGHTS ON YOUR BEHALF PRIOR TO EXPIRATION OF THE OFFER.

  The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Common Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Common Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Lehman Brothers Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

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              INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF

                            GIDDINGS & LEWIS, INC.

                              BY DFSA CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated April 28, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, as either may be amended from time to time, together constitute the "Offer") in connection with the offer by DSFA Corporation (the "Purchaser"), a Delaware corporation and a wholly owned subsidiary of Harnischfeger Industries, Inc., a Delaware corporation ("Parent"), to purchase all the outstanding shares of Common Stock, $.10 par value per share (the "Common Shares"), together with (unless and until the Purchaser declares that the Rights Condition (as defined in the Offer to Purchase) is satisfied) any associated Rights (as defined in the Offer to Purchase), of Giddings & Lewis, Inc. (the "Company"), at $19 per Common Share (and associated Right), net to the undersigned in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

  UNLESS THE RIGHTS CONDITION IS SATISFIED, SHAREHOLDERS WILL BE REQUIRED TO TENDER ONE RIGHT FOR EACH COMMON SHARE TENDERED IN ORDER TO EFFECT A VALID TENDER OF COMMON SHARES. UNLESS THE DISTRIBUTION DATE (AS DEFINED IN THE OFFER TO PURCHASE) OCCURS, A TENDER OF COMMON SHARES WILL ALSO CONSTITUTE A TENDER OF THE ASSOCIATED RIGHTS.

  This will instruct you to tender to the Purchaser on my behalf the number of Common Shares and Rights indicated below (or if no number is indicated in either appropriate space below, all Common Shares and Rights) held by you (or your nominee) for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


     Account Number: _______________________________________________

     NUMBER OF COMMON SHARES TO BE TENDERED (check ONE box):

      [_] All Common Shares and Rights  [_]        Common Shares and
      Rights

(Unless otherwise indicated, it will be assumed that all the Common Shares and
               Rights held for your account are to be tendered)


                                   SIGN HERE

     X______________________________________________________________

     X______________________________________________________________
                                 Signature(s)

     _______________________________________________________________
                            Name(s) (Please Print)

     _______________________________________________________________
                                  Address(es)

     _______________________________________________________________
                                                             Zip Code

     _____________________________        _____________________________
     (Area Code) Telephone Number         Tax Identification or Social
                                               Security Number(s)

                         Dated: ______________________


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